Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (“Second Amendment”) to Revolving Credit and Term Loan Agreement is made as of February 14, 2014, by and among NeoPhotonics Corporation (the “Borrower”), the Lenders (as defined below) and Comerica Bank, as Administrative Agent for the Lenders (in such capacity, the “Agent”).

RECITALS

A. Borrower entered into that certain Revolving Credit and Term Loan Agreement dated as of March 21, 2013 (as amended or otherwise modified, the “Credit Agreement”), with certain financial institutions from time to time parties thereto (the “Lenders”) and Agent.

B. Borrower has requested that Agent and the Lenders make certain amendments to the Credit Agreement and Agent and the Lenders are willing to do so, but only on the terms and conditions set forth in this Second Amendment.

NOW, THEREFORE, in consideration of the Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, Agent and Lenders agree as follows:

1. Section 7.1(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year, a copy of the audited Consolidated and Consolidating financial statements of the Borrower and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related audited Consolidated and unaudited Consolidating statements of income, stockholders equity, and cash flows of the Borrower and its Consolidated Subsidiaries for such Fiscal Year and underlying assumptions, setting forth in each case in comparative form the figures for the previous Fiscal Year, certified as being fairly stated in all material respects by an independent, nationally recognized certified public accounting firm reasonably satisfactory to the Agent; provided, however, that the financial statements of the Borrower for the Fiscal Year ending December 31, 2013 shall be delivered by the Borrower to the Agent as soon as the Borrower or its agent files such annual financial statements with the Securities and Exchange Commission on its Form 10-K, but in any event no later than May 1, 2014; and”

2. Section 7.1(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) as soon as available, but in any event within forty five (45) days after the end of each fiscal quarter of the Borrower (including the last quarter of each Fiscal Year, which, for such quarter, shall be a Borrower-prepared draft subject to standard audit adjustments), the Borrower prepared unaudited Consolidated and Consolidating balance sheets of the Borrower and its Consolidated

Subsidiaries as at the end of such quarter and the related unaudited statements of income, stockholders equity and cash flows of the Borrower and its Consolidated Subsidiaries for the portion of the Fiscal Year through the end of such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, and certified by a Responsible Officer of the Borrower as being fairly stated in all material respects; provided, however, that the financial statements of the Borrower for the first three fiscal quarters of the Fiscal Year ending December 31, 2013 shall be delivered by the Borrower to the Agent as soon as the Borrower or its agent files such quarterly financial statements with the Securities and Exchange Commission on its Form 10-Q, as may be amended or restated after the First Amendment Effective Date, but in any event no later than March 7, 2014; and”

3. Section 7.1(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) (i) as soon as available, but in any event within ninety (90) days after the last day of each Fiscal Year of Borrower, a copy of all reports on Form 10-K filed by Borrower or on Borrower’s behalf with the Securities and Exchange Commission for such Fiscal Year; provided, however, that the report on Form 10-K for the Fiscal Year ending December 31, 2013 shall be delivered by Borrower to the Agent as soon as Borrower or its agent files such report on Form 10-K with the Securities and Exchange Commission, but in any event no later than May 1, 2014; and (ii) as soon as available, but in any event within 45 days after the last day of each of Borrower’s fiscal quarters all reports on Form 10-Q filed by Borrower or on Borrower’s behalf with the Securities and Exchange Commission for such quarter; provided, however, that the reports on Form 10-Q/A for each of the first two fiscal quarters of the Fiscal Year ending December 31, 2013 and the report on Form 10-Q for the third fiscal quarter of the Fiscal Year ending December 31, 2013 shall be delivered by Borrower to the Agent as soon as Borrower or its agent files such report on Form 10-Q or Form 10-Q/A, as applicable, with the Securities and Exchange Commission, but in any event no later than March 7, 2014;”

4. This Second Amendment shall become effective (according to the terms hereof) on the date (the “Second Amendment Effective Date”) that the following conditions have been fully satisfied by the Borrower:

(a)	Agent shall have received counterpart signature pages to this Second Amendment, duly executed and delivered by the Agent, Borrower and the Lenders.

(b)	Borrower shall have paid to the Agent and the Lenders all reasonable costs and expenses, if any, that are due and owing to the Agent and the Lenders as of the date of this Second Amendment.

5. Borrower hereby represents and warrants that, after giving effect to the amendments to the Credit Agreement contained herein, (a) the execution and delivery of this

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Second Amendment are within such party’s corporate or limited liability company powers, have been duly authorized, are not in contravention of any law applicable to such party or the terms of its organizational documents, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Second Amendment, of any governmental body, agency or authority, and this Second Amendment and the Credit Agreement (as amended herein) will constitute the valid and binding obligations of such undersigned party, enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Article 6 of the Credit Agreement are true and correct in all material respects on and as of the date hereof (other than any representation or warranty that expressly speaks only as of a certain date), and (c) as of the Second Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing.

6. Except as specifically set forth above, this Second Amendment (i) shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement (including without limitation all conditions and requirements for Advances and any financial covenants), any of the Notes issued thereunder or any of the other Loan Documents; and (ii) shall not constitute a waiver or release by the Agent or the Lenders of any right, remedy, Default or Event of Default under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents. Furthermore, this Second Amendment shall not affect in any manner whatsoever any rights or remedies of the Lenders with respect to any other non-compliance by Borrower with the Credit Agreement or the other Loan Documents, whether in the nature of a Default or Event of Default, and whether now in existence or subsequently arising, and shall not apply to any other transaction.

7. Borrower and each other Credit Party hereby acknowledges and agrees that this Second Amendment and the amendments contained herein do not constitute any course of dealing or other basis for altering (i) any obligation of Borrower, any other Credit Party or any other party or (ii) any rights, privilege or remedy of the Lenders under the Credit Agreement, any other Loan Document, any other agreement or document, or any contract or instrument.

8. Except as specifically defined to the contrary herein, capitalized terms used in this Second Amendment shall have the meanings set forth in the Credit Agreement.

9. This Second Amendment may be executed in counterparts in accordance with Section 13.9 of the Credit Agreement.

10. This Second Amendment shall be construed in accordance with and governed by the laws of the State of California, without regard to principles of conflict of laws that would result in the application of the laws of a different jurisdiction.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Borrower, the Lenders and Agent have each caused this Second Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.

EAST WEST BANK, as a Lender

By:	/s/ Nader Maghsoudnia
Name:	Nader Maghsoudnia
Title:	Senior Relationship Manager

Signature Page to Second Amendment to Credit Agreement

(3225755)

IN WITNESS WHEREOF, Borrower, the Lenders and Agent have each caused this Second Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.

COMERICA BANK, as Agent and a Lender

By:	/s/ Robert Shutt
Name:	Robert Shutt
Title:	Senior Vice President

IN WITNESS WHEREOF, Borrower, the Lenders and Agent have each caused this Second Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.

NEOPHOTONICS CORPORATION

By:	/s/ Clyde R. Wallin
Name:	Clyde R. Wallin
Its:	Senior Vice President and Chief Financial Officer

Signature Page to Second Amendment to Credit Agreement

(3225755)